Exhibit 99.1
Press Release

GlobeSpan Press Contact:
Chief Financial Officer
Bob McMullan
732-345-7558

Virata Press Contacts:
Kelly Karr (PR)
408-566-1026
kkarr@virata.com
James Fraser, CFA
Director of Investor Relations
408-566-1098
jfraser@virata.com

Shareholders may also contact:
Innisfree M&A Incorporated
In North America, call Toll-Free: (888) 750-5834
All others may call collect: (212) 750-5833


                          GlobeSpan and Virata Announce
                        Stockholders Have Approved Merger

          Red Bank, New Jersey and Santa Clara, California - December 14, 2001 - GlobeSpan, Inc. (NASDAQ: GSPN) and Virata Corporation (NASDAQ: VRTA) announced today that their respective stockholders have approved the previously announced merger between GlobeSpan and Virata. The two companies are proceeding to close the merger as soon as practicable.

About GlobeSpan

          GlobeSpan, Inc. is a leading provider of advanced integrated circuits, software and system designs that enable broadband digital communications to homes and business enterprises. We primarily design, develop and supply our solutions for use in digital subscriber line (DSL) applications, or DSL networks, which enable high-speed data transmission over the existing copper telephone lines at rates over 100 times faster than today's 56 kilobit modem technologies.

          GlobeSpan has used seven years of field experience in implementing DSL technology to successfully bring proven DSL chipset solutions to market. The company's core engineering team includes individuals who were among the earliest developers of DSL technology at AT&T Bell Labs. GlobeSpan offers a broad suite of DSL solutions, including ADSL, HDSL, HDSL2, SHDSL and SDSL chipsets based on DMT, 2B1Q, PAM and CAP line codes. To date, the company has shipped millions of DSL chipsets to

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a customer base of more than 150 DSL equipment manufacturers representing a considerable share of this emerging market. GlobeSpan, Inc. is based at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached at +1-732-345-7500 or at http://www.globespan.net. The GlobeSpan name and logo are registered trademarks.

GlobeSpan Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, this press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Actual events may differ materially from those projected in these forward-looking statements. We refer you to the reports and other documents GlobeSpan files from time to time with the Securities and Exchange Commission, in particular the section entitled "Risk Factors" in GlobeSpan's Annual Report on Form 10-K for the year ended December 31, 2000, and the Joint Proxy Statement and Registration Statement on Form S-4 filed with the Commission on November 8, 2001. GlobeSpan undertakes no obligation to revise or update publicly the forward-looking information contained in this press release for any reason.

About Virata

          Virata provides communications software and semiconductors to manufacturers of DSL, wireless, satellite, and other broadband networking equipment. Virata's suite of processor-independent software products provide developers with complete, field-proven implementations of networking functions, including ATM, MPLS, and web servers, removing the need to write and validate new software code.

                  Virata also pre-integrates its extensive suite of communications software with its powerful and cost-effective communications processors to create Integrated Software on Silicon(TM) (ISOS(TM)) products. These ISOS solutions assist customers in developing a diverse range of broadband wireless and wireline equipment including DSL modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access and customer premises markets. Virata's products also help equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

          Virata is a principal member of the ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, OpenDSL consortium and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California. For more information, please visit http://www.virata.com.

          Virata is a registered trademark and ISOS and Integrated Software on Silicon are trademarks of Virata Corporation.


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Virata Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, this press release may contain forward-looking statements that involve risks and uncertainties. Actual events may differ materially. We refer you to the reports and other documents Virata files with the Securities and Exchange Commission, including without limitation, the report on Form 10-Q for the quarter ended September 30, 2001, and the Joint Proxy Statement and Registration Statement on Form S-4 filed with the Commission on November 8, 2001,. Virata assumes no obligation to revise or update the forward-looking statements contained in this press release to reflect events or circumstances after the date hereof.